Exhibit 2.2

FIRST AMENDMENT TO AMENDED AND RESTATED PURCHASE AGREEMENT

This First Amendment to Amended and Restated Purchase Agreement (this “First Amendment”) is made effective April 21, 2023 (“Amendment Effective Date”) by and among (a) THQ Appalachia I, LLC, a Delaware limited liability company (“Upstream Seller”), THQ Appalachia I Midco, LLC, a Delaware limited liability company (“THQ Midco”), TH Exploration, LLC, a Texas limited liability company (“TH Exploration”), TH Exploration II, LLC, a Texas limited liability company (“TH Exploration II”), TH Exploration III, LLC, a Texas limited liability company (“TH Exploration III”), TH Exploration IV, LLC, a Texas limited liability company (“TH Exploration IV”), THQ Marketing, LLC, a Texas limited liability company (“THQ Marketing”), High Road Minerals, LLC, a Delaware limited liability company (“High Road Minerals”), High Road Operating, LLC, a Delaware limited liability company (“High Road Operating”), High Road Midstream, LLC, a Delaware limited liability company (“High Road Midstream”, and together with THQ Midco, TH Exploration, TH Exploration II, TH Exploration III, TH Exploration IV, THQ Marketing, High Road Minerals and High Road Operating, the “Upstream Companies,” and each individually, an “Upstream Company”); (b) THQ-XcL Holdings I, LLC, a Delaware limited liability company (“Midstream Seller”, and together with Upstream Seller, “Sellers”), THQ-XcL Holdings I Midco, LLC, a Delaware limited liability company (“XcL Midco”), XcL Midstream, LLC, a Delaware limited liability company (“XcL Midstream”), XcL Processing, LLC, a Delaware limited liability company (“XcL Processing”), XcL Midstream Operating, LLC, a Delaware limited liability company (“XcL Midstream Operating”), XcL Processing Operating, LLC, a Delaware limited liability company (“XcL Processing Operating”, and together with XcL Midco, XcL Midstream, XcL Processing and XcL Midstream Operating, the “Midstream Companies,” and each individually, a “Midstream Company”, and the Upstream Companies and Midstream Companies together, the “Companies” and each individually, a “Company”); and (c) EQT Production Company, a Pennsylvania corporation (“Buyer”), and EQT Corporation, a Pennsylvania corporation (“Buyer Parent”, and together with Buyer, the “Buyer Parties”).

Each of the parties to this First Amendment is sometimes referred to individually in this First Amendment as a “Party” and all of the parties to this First Amendment are sometimes collectively referred to in this Agreement as the “Parties.”

WHEREAS, the Parties have entered into that certain Amended and Restated Purchase Agreement dated as of December 23, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”) and now desire to amend the Agreement in accordance with the terms and conditions of this First Amendment; and

WHEREAS, pursuant to Section 14.5 of the Agreement, the Agreement may be amended only by written agreement of the Parties.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

1.	The seventh (7th) sentence of Section 1.2 of Exhibit E of the Agreement is hereby restated in its entirety to read as follows:

“As of the Execution Date, Buyer has, or has caused its Affiliate to, make offers of employment, contingent upon the occurrence of the Closing, to those Business Employees of its choosing; provided that Buyer shall have the opportunity to make additional offers of employment to Business Employees, or to revise its offers of employment (consistent with the terms hereof) to Business Employees, following Sellers’ provision of the Updated Business Employee List and no later than May 5, 2023 (the “Offer Deadline”).”

2.	Concurrently with the execution of this First Amendment, Buyer has provided to Sellers a list of each Business Employee with respect to whom Buyer has decided, as of the Amendment Effective Date, that it shall not be making offers of employment to.

3.	The Agreement, as amended herein, is ratified and confirmed, and all other terms and conditions of the Agreement not modified by this First Amendment shall remain in full force and effect. All references to the Agreement shall be considered to be references to the Agreement, as modified by this First Amendment. The Parties acknowledge and agree that this First Amendment complies with the requirements to amend or modify the Agreement, as stated in Section 14.5 of the Agreement.

4.	The terms and conditions of Section 14.2 (Governing Law), Section 14.3 (Consent to Jurisdiction) and Section 14.4 (Waiver of Jury Trial) to the Agreement shall apply mutatis mutandis to this First Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Party has caused this First Amendment to be executed by its respective duly authorized officers as of the Amendment Effective Date.

UPSTREAM SELLER:

THQ APPALACHIA I, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer

MIDSTREAM SELLER:

THQ-XCL HOLDINGS I, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer

Signature Page to
First Amendment to Amended and Restated Purchase Agreement

BUYER:

EQT PRODUCTION COMPANY

By:	/s/ Toby Z. Rice
Name:	Toby Z. Rice
Title:	President

Signature Page to
First Amendment to Amended and Restated Purchase Agreement

UPSTREAM COMPANIES:

THQ APPALACHIA I MIDCO, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer

TH EXPLORATION, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer

TH EXPLORATION II, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer

TH EXPLORATION III, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer

Signature Page to
First Amendment to Amended and Restated Purchase Agreement

TH EXPLORATION IV, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer

THQ MARKETING, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer

Signature Page to
First Amendment to Amended and Restated Purchase Agreement

HIGH ROAD MINERALS, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer

HIGH ROAD OPERATING, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer

HIGH ROAD MIDSTREAM, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer

Signature Page to
First Amendment to Amended and Restated Purchase Agreement

MIDSTREAM COMPANIES:

THQ-XCL HOLDINGS I MIDCO, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer & President

XCL MIDSTREAM, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer & President

XCL PROCESSING, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer & President

Signature Page to
First Amendment to Amended and Restated Purchase Agreement

XCL MIDSTREAM OPERATING, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer & President

XCL PROCESSING OPERATING, LLC

By:	/s/ Michael G. Radler
Name:	Michael G. Radler
Title:	Chief Executive Officer & President

Signature Page to
First Amendment to Amended and Restated Purchase Agreement

BUYER PARENT:

EQT CORPORATION

By:	/s/ Toby Z. Rice
Name:	Toby Z. Rice
Title:	President and Chief Executive Officer

Signature Page to
First Amendment to Amended and Restated Purchase Agreement